Exhibit 99.1

GMS REPORTS RECORD SALES AND ADJUSTED EBITDA FOR FIRST QUARTER 2018

- First Quarter Net Sales Increased 16.8% to $642.2 Million -

- First Quarter Net Income Improved by 67.4% to $15.3 Million -

- First Quarter Adjusted EBITDA Increased 14.8% to $52.8 Million -

Tucker, Georgia, September 6, 2017. GMS Inc. (NYSE:GMS), a leading North American distributor of wallboard and suspended ceilings systems, today reported financial results for the first quarter of fiscal 2018 ended July 31, 2017.

First Quarter 2018 Highlights Compared to First Quarter 2017

•                  Net sales increased 16.8% to a record $642.2 million; base business net sales increased 7.8%

•                  Wallboard unit volume grew 11.8% to a record 914 million square feet

•                  Net income increased to $15.3 million, or $0.36 per diluted share, compared to $9.2 million, or $0.24 per diluted share

•                  Adjusted EBITDA grew 14.8% to a record $52.8 million

•                  Net debt to LTM Pro Forma Adjusted EBITDA improved to 2.9x from 3.4x

•                  Reduced the interest rate on the Company’s first lien term loan by 50 basis points and extended the maturity to April 2023

•                  In August 2017, acquired a leading provider of ceilings and other quality building products in Eastern Michigan

Mike Callahan, President and CEO of GMS, stated, “We were pleased to start the year with another quarter of double digit percentage growth in Adjusted EBITDA to $52.8 million supported by a record sales performance. Stronger commercial activity drove an 11% and 10% increase in ceilings and steel framing base business net sales, respectively, while wallboard base business sales were up mid-single digits.  Our first quarter gross margin of 31.9% was down 60 basis points versus the first quarter of the prior year, but was at the top end of our expected range. Due to a variety of purchasing initiatives executed during the quarter, our gross margin improved each month throughout the quarter, and we continue to believe that we will be able to deliver a full year gross margin of 32.5% in fiscal 2018. Combined with our ability to capitalize on healthy demand trends, execute on our attractive acquisition pipeline and generate additional SG&A savings, our focus for full year fiscal 2018 will be geared towards delivering a record year of Adjusted EBITDA and at a higher margin year-over-year.”

First Quarter 2018 Results

Net sales for the first quarter of fiscal 2018 ended July 31, 2017 were $642.2 million, compared to $549.8 million for the first quarter of fiscal 2017 ended July 31, 2016.

•                  Wallboard sales of $284.7 million increased 13.3%, compared to the first quarter of fiscal 2017 driven by wallboard unit volume growth of 11.8% to 914 million square feet and price gains. Wallboard volumes benefitted from steady end market demand and the positive contribution from acquisitions.

•                  Ceilings sales of $99.7 million rose 15.5%, compared to the first quarter of fiscal 2017, mainly due to greater commercial activity, price gains and the positive impact of acquisitions.

•                  Steel framing sales of $104.7 million grew 24.1%, compared to the first quarter of fiscal 2017, due to strong commercial activity, price gains as a result of higher industry steel prices and acquisitions.

•                  Other product sales of $153.1 million were up 19.8%, compared to the first quarter of fiscal 2017, as a result of strategic initiatives, price gains and acquisitions.

Gross profit of $205.1 million grew 14.8%, compared to $178.6 million in the first quarter of fiscal 2017, mainly attributable to higher pricing and increased sales. Gross margin was 31.9%, compared to 32.5% in the first quarter of fiscal 2017 largely due to higher cost material purchases in wallboard, along with product mix. Gross margin improved sequentially from May 2017 to July 2017 due to improved purchasing opportunities.

Net income of $15.3 million, or $0.36 per diluted share, increased by 67.4% or $6.2 million, compared to $9.2 million, or $0.24 per diluted share, in the first quarter of fiscal 2017. Adjusted net income of $19.7 million, or $0.47 per diluted share, grew $1.9 million, compared to $17.8 million, or $0.46 per diluted share, in the first quarter of fiscal 2017.

Adjusted EBITDA of $52.8 million rose 14.8%, compared to $45.9 million in the first quarter of fiscal 2017.  Adjusted EBITDA margin was 8.2% as a percentage of net sales, compared to 8.4% in the first quarter of fiscal 2017, reflecting a lower gross margin which outweighed an improvement in SG&A as a percent of net sales.

Capital Resources

On June 7, 2017, the Company amended its First Lien Credit Agreement with new borrowings consisting of a $578 million term loan facility due in 2023. Borrowings under the new term loan bear interest at a floating rate based on LIBOR, with a 1.00% floor, plus 3.00%, representing a 50 basis point improvement compared to the previous term loan’s interest rate. Net proceeds from the new term loan and cash on hand were used to repay the Company’s previous first lien term loan of $478 million and approximately $94 million of loans under the asset based revolving credit facility as well as related expenses.

At July 31, 2017, GMS had cash of $19.7 million and total debt of $602.9 million, as compared to cash of $14.6 million and total debt of $594.9 million at April 30, 2017.

Acquisition Activity

Subsequent to July 31, 2017, the Company acquired ASI Building Products, LLC, or ASI, a leading provider of ceilings and other quality building products serving residential and commercial projects of all sizes in the Eastern Michigan market through three locations. GMS now has a total of 16 locations in Michigan.

Conference Call and Webcast

GMS will host a conference call and webcast to discuss its results for the first quarter ended July 31, 2017 at 10:00 a.m. Eastern Time on September 6, 2017. Investors who wish to participate in the call should dial 888-601-3878 (domestic) or 719-325-4782 (international) at least 5 minutes prior to the start of the call. The live webcast will be available on the Investors section of the Company’s website at www.gms.com. There will be a slide presentation of the results available on that page of the website as well.  Replays of the call will be available through October 6, 2017 and can be accessed at 844-512-2921 (domestic) or 412-317-6671 (international) and entering the pass code 6813639.

About GMS Inc.

Founded in 1971, GMS operates a network of more than 205 distribution centers across the United States. GMS’s extensive product offering of wallboard, suspended ceilings systems, or ceilings, and complementary interior construction products is designed to provide a comprehensive one-stop-shop for our core customer, the interior contractor who installs these products in commercial and residential buildings.

Use of Non-GAAP Financial Measures

GMS reports its financial results in accordance with GAAP. However, it presents Adjusted net income, Adjusted EBITDA, Adjusted EBITDA margin and base business growth, which are not recognized financial measures under GAAP. GMS believes that Adjusted net income, Adjusted EBITDA and Adjusted EBITDA margin assist investors and analysts in comparing its operating performance across reporting periods on a consistent basis by excluding items that the Company does not believe are indicative of its core operating performance. The Company’s management believes Adjusted net income, Adjusted EBITDA, Adjusted EBITDA margin and base business growth are helpful in highlighting trends in its operating results, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which the Company operates and capital investments.  In addition, the Company utilizes Adjusted EBITDA in certain calculations under its senior secured asset based revolving credit facility and its senior secured first lien term loan facility.

You are encouraged to evaluate each adjustment and the reasons GMS considers it appropriate for supplemental analysis. In addition, in evaluating Adjusted net income and Adjusted EBITDA, you should be aware that in the future, the Company may incur expenses similar to the adjustments in the presentation of Adjusted net income and Adjusted EBITDA. The Company’s presentation of Adjusted net income and Adjusted EBITDA should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items. In addition, Adjusted net income and Adjusted EBITDA may not be comparable to similarly titled measures used by other companies in GMS’s industry or across different industries.

Forward-Looking Statements and Information:

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You can generally identify forward-looking statements by the Company’s use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” or “should,” or the negative thereof or other variations thereon or comparable terminology. In particular, statements about the markets in which GMS operates, including the potential for growth in the commercial, residential and repair and remodeling, or R&R, markets, statements about its expectations, beliefs, plans, strategies, objectives, prospects, assumptions or future events or performance, statements related to net sales, gross profit, gross margins and capital expenditures, as well as non-GAAP financial measures such as Adjusted EBITDA, Adjusted net income and base business growth and statements regarding potential acquisitions and future greenfield locations, demand trends and future SG&A savings contained in this press release are forward-looking statements. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond its control. Forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of the Company’s control, that may cause its business, strategy or actual results to differ materially from the forward-looking statements. These risks and uncertainties may include, among other things: changes in the prices, supply, and/or demand for products which GMS distributes; general economic and business conditions in the United States; the activities of competitors; changes in significant operating expenses; changes in the availability of capital and interest rates; adverse weather patterns or conditions; acts of cyber intrusion; variations in the performance of the financial markets, including the credit markets; and other factors described in the “Risk Factors” section in the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2017, and in its other periodic reports filed with the SEC.  In addition, the statements in this release are made as of September 6, 2017. The Company undertakes no obligation to update any of the forward looking statements made herein, whether as a result of new information, future events, changes in expectation or otherwise. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to September 6, 2017.

GMS Inc.

Condensed Consolidated Statements of Operations and Comprehensive Income (Unaudited)

Three Months Ended July 31, 2017 and 2016

(in thousands of dollars, except for share and per share data)

	Three Months Ended July 31,
	2017	2016
Net sales	$642,157	$549,800
Cost of sales (exclusive of depreciation and amortization shown separately below)	437,053	371,215
Gross profit	205,104	178,585
Operating expenses:
Selling, general and administrative	156,072	135,058
Depreciation and amortization	16,345	15,795
Total operating expenses	172,417	150,853
Operating income	32,687	27,732
Other (expense) income:
Interest expense	(7,500)	(7,577)
Write-off of debt discount and deferred financing fees	(74)	(5,426)
Other income, net	290	593
Total other (expense), net	(7,284)	(12,410)
Income before taxes	25,403	15,322
Provision for income taxes	10,060	6,159
Net income	$15,343	$9,163
Weighted average shares outstanding:
Basic	40,970,905	38,200,597
Diluted	42,171,806	38,602,378
Net income per share:
Basic	$0.37	$0.24
Diluted	$0.36	$0.24

GMS Inc.

Condensed Consolidated Balance Sheets (Unaudited)

July 31, 2017 and April 30, 2017

(in thousands of dollars, except share data)

	July 31, 2017	April 30, 2017
Assets
Current assets:
Cash and cash equivalents	$19,736	$14,561
Trade accounts and notes receivable, net of allowances of $10,957 and $9,851, respectively	341,302	328,988
Inventories, net	203,181	200,234
Prepaid expenses and other current assets	15,014	11,403
Total current assets	579,233	555,186
Property and equipment, net of accumulated depreciation of $74,268 and $71,409, respectively	156,993	154,465
Goodwill	423,773	423,644
Intangible assets, net	241,938	252,293
Other assets	7,458	7,677
Total assets	$1,409,395	$1,393,265
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$112,329	$102,688
Accrued compensation and employee benefits	30,823	58,393
Other accrued expenses and current liabilities	50,797	37,891
Current portion of long-term debt	12,936	11,530
Total current liabilities	206,885	210,502
Non-current liabilities:
Long-term debt, less current portion	589,921	583,390
Deferred income taxes, net	24,084	26,820
Other liabilities	36,417	35,371
Liabilities to noncontrolling interest holders, less current portion	21,560	22,576
Total liabilities	878,867	878,659
Commitments and contingencies
Stockholders’ equity:
Common stock, par value $0.01 per share, authorized 500,000,000 shares; 40,970,905 shares issued at July 31, 2017 and April 30, 2017	410	410
Preferred stock, par value $0.01 per share, authorized 50,000,000 shares; 0 shares issued at July 31, 2017 and April 30, 2017	—	—
Additional paid-in capital	488,884	488,459
Retained earnings	41,965	26,621
Accumulated other comprehensive loss	(731)	(884)
Total stockholders’ equity	530,528	514,606
Total liabilities and stockholders’ equity	$1,409,395	$1,393,265

GMS Inc.

Condensed Consolidated Statements of Cash Flows (Unaudited)

Three Months Ended July 31, 2017 and 2016

(in thousands of dollars)

	Three Months Ended July 31,
	2017	2016
Cash flows from operating activities:
Net Income	$15,343	$9,163
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization of property and equipment	5,990	6,382
Write-off, accretion and amortization of debt discount and deferred financing fees	734	6,129
Amortization of intangible assets	10,355	9,413
Provision for losses on accounts and notes receivable	849	(75)
Provision for obsolescence of inventory	371	23
Equity-based compensation	1,178	627
(Gain) on sale or impairment of assets	(390)	(199)
Trade accounts and notes receivable	(12,913)	(19,360)
Inventories	(3,318)	(17,101)
Accounts payable	9,506	1,672
Deferred income taxes	(2,712)	(3,222)
Prepaid expenses and other assets	(3,482)	(3,058)
Accrued compensation and employee benefits	(28,080)	(24,947)
Accrued expenses and liabilities	1,020	852
Liabilities to noncontrolling interest holders	386	246
Income taxes	11,016	2,835
Cash provided by (used in) operating activities	5,853	(30,620)
Cash flows from investing activities:
Purchases of property and equipment	(5,511)	(2,607)
Proceeds from sale of assets	1,424	841
Acquisitions of businesses, net of cash acquired	(3,124)	(26,582)
Cash used in investing activities	(7,211)	(28,348)
Cash flows from financing activities:
Repayments on the revolving credit facility	(257,382)	(225,702)
Borrowings from the revolving credit facility	167,429	280,397
Payments of principal on long-term debt	(1,444)	(975)
Principal repayments of capital lease obligations	(1,434)	(1,213)
Proceeds from issuance of common stock in initial public offering, net of underwriting discounts	—	157,217
Repaymemt on term loan	—	(160,000)
Proceeds from term loan amendment	577,616	—
Repayments on term loan amendment	(477,616)	—
Debt issuance costs	(636)	—
Cash provided by financing activities	6,533	49,724
Increase (decrease) in cash and cash equivalents	5,175	(9,244)
Balance, beginning of period	14,561	19,072
Balance, end of period	$19,736	$9,828
Supplemental cash flow disclosures:
Cash paid for income taxes	$1,787	$6,540
Cash paid for interest	$6,792	$6,613

GMS Inc.

Net Sales by Product Group

Three Months Ended July 31, 2017 and 2016

(in thousands of dollars)

	Three Months Ended July 31,
	2017	% of Total	2016	% of Total
Wallboard	$284,657	44.3%	$251,296	45.7%
Ceilings	99,710	15.6%	86,349	15.8%
Steel Framing	104,651	16.3%	84,343	15.3%
Other Products	153,139	23.8%	127,812	23.2%
Total Net Sales	$642,157		$549,800

GMS Inc.

Adjusted EBITDA

Three Months Ended July 31, 2017 and 2016

(in thousands of dollars)

	Three Months Ended July 31,
	2017	2016

Net Income	$15,343	$9,163
Interest expense	7,500	7,577
Change in fair value of mandatorily redeemable shares	74	5,426
Interest income	(23)	(43)
Income tax expense	10,060	6,159
Depreciation expense	5,990	6,382
Amortization expense	10,355	9,413
EBITDA	$49,299	$44,077
Stock appreciation rights(a)	$590	$(92)
Redeemable noncontrolling interest(b)	866	292
Equity based compensation(c)	473	673
Severance and other permitted costs(d)	205	140
Transaction costs (acquisitions and other)(e)	159	654
(Gain) on sale or impairment of assets	(390)	(198)
Management fee to related party (f)	—	188
Effects of fair value adjustments to inventory(g)	—	164
Interest rate cap mark-to-market(h)	196	43
Secondary public offering costs(i)	631	—
Debt transaction costs(j)	723	—
EBITDA add-backs	3,453	1,864
Adjusted EBITDA	$52,752	$45,941

(a)                                 Represents non-cash compensation expenses related to stock appreciation rights agreements. For additional details regarding stock appreciation rights, refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies—Subsidiary Equity-Based Deferred Compensation Arrangements” included in our Annual Report on Form 10-K for the year ended April 30, 2017.

(b)                                 Represents non-cash compensation expense related to changes in the redemption values of noncontrolling interests. For additional details regarding redeemable noncontrolling interests of our subsidiaries, refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies—Subsidiary Equity-Based Deferred Compensation Arrangements” included in our Annual Report on Form 10-K for the year ended April 30, 2017.

(c)                                  Represents non-cash equity-based compensation expense related to the issuance of stock options.

(d)                                 Represents severance expenses and other costs permitted in calculations under the ABL Facility and the First Lien Facility.

(e)                                  Represents one-time costs related to our IPO and acquisitions (other than the Acquisition) paid to third party advisors.

(f)                                   Represents management fees paid by us to AEA. Following our IPO, our AEA no longer receives management fees from us.

(g)                                  Represents the non-cash cost of sales impact of purchase accounting adjustments to increase inventory to its estimated fair value.

(h)                                 Represents the mark-to-market adjustments for the interest rate cap.

(i)                                     Represents one-time costs related to our secondary offering paid to third party advisors.

(j)                                    Represents expenses paid to third party advisors related to debt refinancing activities.

GMS Inc.

Reconciliation of Net Income to Adjusted Net Income

Three Months Ended July 31, 2017 and 2016

(in thousands of dollars, except for share and per share data)

	Three Months Ended July 31,
	2017	2016
Income before taxes	$25,403	$15,322
EBITDA add-backs	3,453	1,864
Write-off of debt discount and deferred financing fees	74	5,426
Purchase accounting depreciation and amortization (1)	5,024	7,999
Adjusted pre-tax income	33,954	30,611
Adjusted income tax expense	14,227	12,826
Adjusted net income	$19,727	$17,785
Effective tax rate (2)	41.9%	41.9%

Weighted average shares outstanding:
Basic	40,970,905	38,200,597
Diluted	42,171,806	38,602,378
Adjusted net income per share:
Basic	$0.48	$0.47
Diluted	$0.47	$0.46

(1)         Depreciation and amortization from the increase in value of certain long-term assets associated with the April 1, 2014 acquisition of the predecessor company. Full year projected amounts are $21.8 million and $15.6 million for FY18 and FY19, respectively.

(2)         Normalized effective tax rate excluding the impact of purchase accounting and certain other deferred tax amounts.

Contact Information:

Investor Relations:

ir@gms.com

678-353-2883

Media Relations:

marketing@gms.com

770-723-3378